Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483 and 33-00949) of Terex Corporation of our report dated March 22, 1996 appearing on page F-2 of this Form 10-K.




Price Waterhouse LLP
Stamford, Connecticut
March 25, 1996